Exhibit 99.1

AMERISERV FINANCIAL REPORTS INCREASED EARNINGS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2026 AND ANNOUNCES QUARTERLY COMMON STOCK CASH DIVIDEND

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported third quarter 2026 net income of $3,100,000, or $0.18 per diluted common share. This earnings performance represented a $556,000, or 21.9%, improvement from the third quarter of 2025 when net income totaled $2,544,000, or $0.15 per diluted common share. For the nine-month period ended September 30, 2026, the Company reported net income of $7,632,000, or $0.45 per diluted common share. This represented an 80.0% increase in earnings per share from the nine-month period of 2025 when net income totaled $4,170,000, or $0.25 per diluted common share. The following table details the Company’s financial performance for the three- and nine-month periods ended September 30, 2026 and 2025:

	Third Quarter 2026	Third Quarter 2025	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025

Net income	$3,100,000	$2,544,000	$7,632,000	$4,170,000
Diluted earnings per share	$0.18	$0.15	$0.45	$0.25

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the third quarter 2026 financial results: “AmeriServ Financial achieved record quarterly earnings in the third quarter of 2026 due to growth in total revenue and favorable asset quality trends. The increase in total revenue was caused by improvement in our net interest income for both the third quarter and first nine months of 2026 because of effective balance sheet management. Specifically, our net interest margin increased by 21-basis points in the first nine months of 2026 leading to a $2.3 million increase in net interest income, which is important since it represents approximately 72% of our total revenue. The reengineering of our wealth management business is yielding positive results and contributed to growth in non-interest revenue. Our Company is well positioned for growth in the future as we have solid capital and improving efficiency.”

All third quarter and nine months 2026 financial performance metrics within this document are compared to the third quarter and nine months of 2025 unless otherwise noted.

Net interest income in the third quarter of 2026 increased by $438,000, or 4.0%, from the prior year's third quarter and, for the first nine months of 2026, increased by $2.3 million, or 7.3%, when compared to the first nine months of 2025.  The Company’s net interest margin of 3.41% for the third quarter of 2026 and 3.34% for the nine months of 2026 represents a 14-basis point improvement for the quarter and a 21-basis point increase for the nine-months.  Along with the sharply improved net interest margin performance, the increase also reflects controlled balance sheet growth, as both total earning assets and total deposits are at higher average levels due to effective balance sheet management. This, combined with effective pricing strategies and a steeper U.S. Treasury yield curve, resulted in both the total earning asset yield and cost of interest-bearing funds improving between years. Management believes the favorable net interest margin performance experienced in the first nine months of 2026 will continue into the fourth quarter. Earnings performance in 2026 was also favorably impacted by a lower provision for credit losses reflecting improvement in the bank’s asset quality.  An increase in non-interest expense for both 2026 time periods was partially offset by improved non-interest income for the same time frames. Overall, the improvement in the Company’s financial performance was caused by increased total revenue and a lower provision for credit losses which more than offset higher non-interest expense resulting in earnings through nine months of 2026 exceeding earnings through nine months of 2025 by $3.5 million, or 83%.

Total investment securities averaged $311.5 million for the third quarter of 2026, which was $55.8 million, or 21.8%, higher than the $255.8 million average for the third quarter of 2025.  Similar trends were noted for the nine-month period. These increases reflect a higher level of loan prepayment activity as well as our liquidity position strengthening due to deposit growth.  Therefore, more funds were available to invest in the securities portfolio during a time when security yields improved, making purchases more attractive. As a result, the securities portfolio grew by $44.6 million, or 17.9%, since December 31, 2025.  New investment security purchases were also necessary to replace cash flow from maturing securities to maintain appropriate balances for pledging purposes related to public fund deposits. The higher balances and improved yields for new securities purchases caused interest income from investments to increase by $719,000, or 25.7%, for the third quarter and by $2.0 million, or 25.3%, for the first nine months of 2026 compared to the same time periods last year.

Total average loans for the third quarter of 2026 declined from the third quarter of 2025 by $62.5 million, or 5.9%, due to increased loan payoff activity, particularly from the commercial real estate (CRE) portfolio, which exceeded loan originations.  A similar trend was noted for the nine-month period as total average loans dropped $49.1 million, or 4.6%.  As a result of this decline in the CRE loan portfolio and growth in the bank’s capital, the bank’s CRE loan concentration in relation to capital has dropped from 352% at December 31, 2025, to 319% at September 30, 2026.  Total loan interest income decreased by $933,000, or 5.9%, for the third quarter and by $1.4 million, or 3.0%, for the first nine months of 2026 compared to the same time periods last year.  This decline reflects the lower average loan balance more than offsetting the benefits of a better interest rate environment in 2026, and a portion of CRE loans, that were booked during the COVID pandemic when interest rates were low, repricing upward in 2026.  Overall, through nine months of 2026, the average balance of total interest earning assets increased from last year’s average by $7.3 million, or 0.5%, while total interest income increased by $676,000, or 1.3%, from the first nine months of 2025 due to the increased revenue contribution from the investment securities portfolio.

On the liability side of the balance sheet, total deposits averaged $1.24 billion for the third quarter of 2026 which was modestly higher than the third quarter of 2025 average due to the Company’s successful business development efforts.  Additionally, the Company’s core deposit base continues to demonstrate the strength and stability that it has for many years due to customer loyalty and confidence in AmeriServ Financial Bank.  The Company does not utilize brokered deposits as a funding source.  The loan to deposit ratio averaged 81.0% in the third quarter of 2026, which indicates that the Company has ample capacity to continue to grow its loan portfolio and is well positioned to support our customers and our community during times of economic volatility.

Total interest expense decreased by $652,000, or 8.7%, for the third quarter of 2026 and decreased by $1.6 million, or 7.3%, for the nine months when compared to both time periods of 2025.  Deposit interest expense declined by $1.1 million, or 5.8%, through the first nine months of 2026 despite total average interest-bearing deposits growing by $29.0 million, or 2.7%, compared to the first nine months of last year.  The decrease in deposit interest expense reflects management’s effective deposit pricing strategies along with the benefit of the Federal Reserve easing monetary policy during the final four months of 2025.  This reduction in interest-bearing deposit costs contributed to the previously mentioned improvement in the net interest margin.  Overall, total deposit cost (including the benefit of non-interest-bearing demand deposits) averaged 1.92% for both the third quarter and first nine months of 2026, which is an 18-basis point improvement from the third quarter of 2025.

Total borrowings interest expense decreased by $93,000, or 10.0%, for the third quarter of 2026 and declined by $493,000, or 17.7%, for the first nine months when compared to both time periods of 2025. Due to the higher level of total average deposits, management elected not to replace maturing Federal Home Loan Bank (FHLB) advances during the first nine months of 2026. Therefore, the total average balance of FHLB borrowings for the first nine months of 2026 decreased by $15.9 million, or 27.7%, from the same period of last year. The cost of the company’s subordinated debt increased as of September 1, 2026, from its previous five-year fixed rate of 3.75% to a floating rate of 6.94% (311-basis points over three-month term SOFR) which increased interest expense by $72,000 in the third quarter of 2026.

The Company recorded a $3,000 provision for credit losses recovery in the third quarter of 2026 after recording a $360,000 provision for credit losses in the third quarter of 2025, resulting in a favorable shift of $363,000.  For the first nine months of 2026, the Company recognized an $80,000 provision for credit losses recovery after recognizing a $3.4 million provision for credit losses in the first nine months of 2025, resulting in a net favorable change of $3.5 million. The provision recovery in both the third quarter and first nine months of 2026 reflected a continuing favorable trend for historical loan loss rates along with a softening of reserve requirements due to the contraction in the size of the loan portfolio.  The large provision for credit losses in the first nine months of 2025 was needed to resolve the Company’s largest non-performing loan which also included a related $2.8 million loan charge-off in the second quarter of last year.

Non-performing assets totaled $8.2 million at September 30, 2026, which represented a decrease of $326,000, or 3.8%, since year-end 2025. Non-performing loans represented 0.77% of total loans on September 30, 2026.  The Company recognized net loan charge-offs of $228,000, or 0.03% of total average loans, in the first nine months of 2026 compared to net loan charge-offs of $2.9 million, or 0.37% of total average loans, in the first nine months of 2025.  Overall, the Company’s allowance for loan credit losses provided 169% coverage of non-performing loans and represented 1.29% of total loans at September 30, 2026.

Total non-interest income in the third quarter of 2026 increased by $117,000, or 2.7%, from the prior year's third quarter and increased by $434,000, or 3.4%, in the first nine months of 2026 when compared to the first nine months of 2025.  The increase in both time periods was due primarily to higher levels of wealth management fees in 2026 which increased by $595,000 in the third quarter and $903,000, or 10.6%, for the nine-month period.  The third quarter increase included the receipt of a $402,000 transition payment for moving our broker dealer to Ameriprise Financial Services.  The remainder of the increase for both periods was due to market appreciation of customer assets as the equity markets moved to record levels throughout 2026.  Overall, the fair market value of wealth management assets totaled $2.8 billion at September 30, 2026, and increased by $121.9 million, or 4.5%, since December 31, 2025.  Other income also increased by $366,000 for the third quarter and $328,000 for the nine months of 2026 due largely to positive adjustments to the fair market value of interest rate swaps related to a risk participation agreement for a commercial banking customer.  These favorable items were partially offset by a decrease in BOLI revenue of $291,000 for the third quarter and $199,000 for the nine months due to fewer death claims in 2026.  The Company also recognized a loss on trading securities of $438,000 for the third quarter and $441,000 for the nine months of 2026 as rising interest rates negatively impacted the performance of this asset.

Total non-interest expense in the third quarter of 2026 increased by $176,000, or 1.5%, when compared to the third quarter of 2025 and increased by $1.9 million, or 5.2%, during the first nine months of 2026 when compared to the same period in 2025.  Professional fees increased by $664,000 for the third quarter and by $1.7 million, or 76.0%, for the nine months due to additional expenses related to expanded consulting services provided to the Company by SB Value Partners in accordance with the amended and restated consulting agreement. The costs related to the migration and upgrade of the bank’s core processing system caused data processing and IT expense to increase by $110,000 for the third quarter and $202,000 for the first nine months of 2026. A reduced number of employees in 2026 caused salaries and employee benefits to decrease by $90,000 in the third quarter and to increase by only $248,000, or 1.1%, for the nine-month period.  Other expenses decreased by $500,000 in the third quarter and $266,000, or 7.0%, for the nine months as the bank recognized a favorable settlement charge credit of $410,000 on the bank’s defined benefit pension plan in the third quarter of 2026.

The Company recorded income tax expense of $1.8 million in the first nine months of 2026, or an effective tax rate of 19.2%, which compares to income tax expense of $948,000, or an effective tax rate of 18.5%, in the first nine months of 2025. The higher income tax expense in 2026 was caused by the Company’s increased pre-tax earnings this year.

The Company had total assets of $1.45 billion, shareholders' equity of $122 million, a book value of $7.18 per common share and a tangible book value of $6.38(1) per common share on September 30, 2026.  Book value per common share increased by $0.24, or 3.5%, and tangible book value per common share also increased by $0.27, or 4.4%, over the past 12 months. The Company and Bank continued to maintain a strong capital position that exceeds the regulatory defined well-capitalized status as of September 30, 2026.

QUARTERLY COMMON STOCK DIVIDEND

The Company’s Board of Directors declared a $0.03 per share quarterly common stock cash dividend. The cash dividend is payable November 16, 2026, to shareholders of record on November 2, 2026. This cash dividend represents a 2.6% annualized yield using the October 16, 2026, closing stock price of $4.54 and a 20% payout ratio based upon 2026 year to date earnings.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects to our banking platform, including risks and unanticipated costs related to a core system migration; developments in technology, such as artificial intelligence, and our ability to incorporate innovative technologies in our business and provide products and services that satisfy our customers’ expectations for convenience and security; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

(1)Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

SEPTEMBER 30, 2026

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2026

	1QTR	2QTR	3QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,794	$2,738	$3,100	$7,632

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.50%	0.75%	0.85%	0.70%
Return on average equity	6.03	9.12	10.07	8.43
Return on average tangible common equity (1)	6.80	10.29	11.34	9.50
Net interest margin	3.26	3.34	3.41	3.34
Net charge-offs (recoveries) as a percentage of average loans	0.08	0.01	0.00	0.03
Efficiency ratio (3)	83.26	80.22	75.78	79.66

EARNINGS PER COMMON SHARE:
Basic	$0.11	$0.16	$0.18	$0.45
Average number of common shares outstanding	16,927	16,964	16,977	16,957
Diluted	$0.11	$0.16	$0.18	$0.45
Average number of common shares outstanding	16,928	16,966	16,996	16,961
Cash dividends paid per share	$0.03	$0.03	$0.03	$0.09

2025

	1QTR	2QTR	3QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,908	$(282)	$2,544	$4,170

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.54%	(0.08)%	0.70%	0.39%
Return on average equity	7.12	(1.02)	9.06	5.05
Return on average tangible common equity (1)	8.14	(1.16)	10.32	5.77
Net interest margin	3.01	3.10	3.27	3.13
Net charge-offs (recoveries) as a percentage of average loans	0.02	1.09	(0.01)	0.37
Efficiency ratio (3)	83.67	80.73	77.55	80.55

EARNINGS PER COMMON SHARE:
Basic	$0.12	$(0.02)	$0.15	$0.25
Average number of common shares outstanding	16,519	16,519	16,519	16,519
Diluted	$0.12	$(0.02)	$0.15	$0.25
Average number of common shares outstanding	16,519	16,519	16,519	16,519
Cash dividends paid per share	$0.03	$0.03	$0.03	$0.09

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

--CONTINUED--

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2026

	1QTR	2QTR	3QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,472,654	$1,462,143	$1,447,826
Short-term investments/overnight funds	41,039	14,188	10,963
Investment securities, net of allowance for credit losses - securities	263,085	290,636	293,057
Trading securities	7,164	8,588	7,884
Total loans and loans held for sale, net of unearned income	1,031,482	1,015,774	996,543
Allowance for credit losses - loans	13,206	12,896	12,891
Intangible assets	13,662	13,658	13,654
Deposits	1,269,950	1,261,327	1,250,350
Short-term and FHLB borrowings	40,895	36,195	32,845
Subordinated debt, net	26,778	26,788	26,798
Shareholders’ equity	120,703	123,084	122,023
Non-performing assets	8,722	8,380	8,192
Tangible common equity ratio (1)	7.34%	7.55%	7.56%
Community bank leverage ratio – AmeriServ Financial Bank	9.45	9.46	9.73
PER COMMON SHARE:
Book value	$7.12	$7.26	$7.18
Tangible book value (1)	6.31	6.45	6.38
Market value (2)	3.62	3.88	4.61
Wealth management assets – fair market value (4)	$2,613,708	$2,756,776	$2,803,549

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	299	297	285
Branch locations	16	16	16
Common shares outstanding	16,964,267	16,964,267	16,989,267

2025

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,431,524	$1,448,733	$1,461,494	$1,453,813
Short-term investments/overnight funds	3,865	4,805	39,098	39,418
Investment securities, net of allowance for credit losses - securities	231,454	237,320	236,740	248,484
Trading securities	0	4,205	4,462	7,253
Total loans and loans held for sale, net of unearned income	1,062,326	1,069,220	1,055,683	1,032,968
Allowance for credit losses - loans	13,812	14,060	14,408	13,128
Intangible assets	13,682	13,677	13,672	13,667
Deposits	1,216,838	1,244,533	1,258,588	1,248,128
Short-term and FHLB borrowings	63,121	51,611	48,023	44,615
Subordinated debt, net	26,736	26,747	26,757	26,767
Shareholders’ equity	110,759	110,921	114,575	119,312
Non-performing assets	14,971	16,419	14,953	8,518
Tangible common equity ratio (1)	6.85%	6.78%	6.97%	7.34%
Community bank leverage ratio – AmeriServ Financial Bank	9.20	9.12	9.26	9.32
PER COMMON SHARE:
Book value	$6.70	$6.71	$6.94	$7.22
Tangible book value (1)	5.88	5.89	6.11	6.39
Market value (2)	2.43	3.04	2.90	3.19
Wealth management assets – fair market value (4)	$2,486,920	$2,583,839	$2,661,214	$2,681,678

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	298	309	306	298
Branch locations	16	16	16	16
Common shares outstanding	16,519,267	16,519,267	16,519,267	16,522,267

NOTES:

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2)	Based on closing price reported by the principal market on which the share is traded on the last business day of the corresponding reporting period.
(3)	Ratio calculated by dividing total non-interest expense by tax equivalent net interest income plus total non-interest income.
(4)	Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2026

	1QTR	2QTR	3QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$14,406	$14,601	$14,755	$43,762
Interest on investments	3,096	3,498	3,514	10,108
Total Interest Income	17,502	18,099	18,269	53,870

INTEREST EXPENSE
Deposits	5,919	6,064	5,990	17,973
All borrowings	755	699	834	2,288
Total Interest Expense	6,674	6,763	6,824	20,261

NET INTEREST INCOME	10,828	11,336	11,445	33,609
Provision (recovery) for credit losses	217	(294)	(3)	(80)
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR CREDIT LOSSES	10,611	11,630	11,448	33,689

NON-INTEREST INCOME
Wealth management fees	2,860	3,094	3,444	9,398
Service charges on deposit accounts	302	275	247	824
Mortgage banking revenue	50	59	91	200
Net realized losses on investment securities	0	0	(21)	(21)
(Loss) gain on trading securities	(63)	60	(438)	(441)
Bank owned life insurance	238	362	242	842
Other income	580	717	953	2,250
Total Non-Interest Income	3,967	4,567	4,518	13,052

NON-INTEREST EXPENSE
Salaries and employee benefits	7,225	7,412	7,227	21,864
Net occupancy expense	843	789	744	2,376
Equipment expense	408	435	409	1,252
Professional fees	1,165	1,423	1,265	3,853
Data processing and IT expense	1,267	1,230	1,357	3,854
FDIC deposit insurance expense	210	196	180	586
Other expense	1,240	1,313	958	3,511
Total Non-Interest Expense	12,358	12,798	12,140	37,296

PRETAX INCOME (LOSS)	2,220	3,399	3,826	9,445
Income tax expense (benefit)	426	661	726	1,813
NET INCOME (LOSS)	$1,794	$2,738	$3,100	$7,632

2025

	1QTR	2QTR	3QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$14,508	$14,932	$15,688	$45,128
Interest on investments	2,514	2,757	2,795	8,066
Total Interest Income	17,022	17,689	18,483	53,194

INTEREST EXPENSE
Deposits	6,124	6,408	6,549	19,081
All borrowings	967	887	927	2,781
Total Interest Expense	7,091	7,295	7,476	21,862

NET INTEREST INCOME	9,931	10,394	11,007	31,332
Provision (recovery) for credit losses	(97)	3,133	360	3,396
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR CREDIT LOSSES	10,028	7,261	10,647	27,936

NON-INTEREST INCOME
Wealth management fees	2,864	2,782	2,849	8,495
Service charges on deposit accounts	306	301	338	945
Mortgage banking revenue	28	58	39	125
Net realized losses on investment securities	0	0	0	0
(Loss) gain on trading securities	0	35	55	90
Bank owned life insurance	264	244	533	1,041
Other income	659	676	587	1,922
Total Non-Interest Income	4,121	4,096	4,401	12,618

NON-INTEREST EXPENSE
Salaries and employee benefits	7,223	7,076	7,317	21,616
Net occupancy expense	841	746	705	2,292
Equipment expense	390	404	376	1,170
Professional fees	685	903	601	2,189
Data processing and IT expense	1,252	1,153	1,247	3,652
FDIC deposit insurance expense	240	240	260	740
Other expense	1,132	1,187	1,458	3,777
Total Non-Interest Expense	11,763	11,709	11,964	35,436

PRETAX INCOME (LOSS)	2,386	(352)	3,084	5,118
Income tax expense (benefit)	478	(70)	540	948
NET INCOME (LOSS)	$1,908	$(282)	$2,544	$4,170

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

	2026		2025
	3QTR	NINE MONTHS	3QTR	NINE MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$1,004,045	$1,017,670	$1,066,511	$1,066,789
Short-term investments and bank deposits	11,061	23,727	13,347	11,847
Investment securities	311,534	292,896	255,760	252,993
Trading securities	8,291	7,890	4,655	3,249
Total interest earning assets	1,334,931	1,342,183	1,340,273	1,334,878

Non-interest earning assets:
Cash and due from banks	13,787	13,752	15,502	15,566
Premises and equipment	17,302	17,311	17,543	17,728
Other assets	92,957	93,879	89,599	89,110
Allowance for credit losses	(13,335)	(13,454)	(15,309)	(14,935)
Total assets	$1,445,642	$1,453,671	$1,447,608	$1,442,347

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$336,198	$332,421	$313,736	$325,725
Savings	124,460	124,582	122,321	122,179
Money market	249,546	257,350	251,097	244,992
Other time	364,235	370,190	379,300	362,690
Total interest bearing deposits	1,074,439	1,084,543	1,066,454	1,055,586
Borrowings:
Short-term borrowings	9,471	3,574	9,163	6,406
Advances from Federal Home Loan Bank	34,073	37,941	47,702	51,142
Subordinated debt	27,000	27,000	27,000	27,000
Lease liabilities	3,679	3,775	4,061	4,134
Total interest bearing liabilities	1,148,662	1,156,833	1,154,380	1,144,268

Non-interest bearing liabilities:
Demand deposits	164,957	166,029	171,161	176,393
Other liabilities	9,922	9,757	10,597	11,304
Shareholders’ equity	122,101	121,052	111,470	110,382
Total liabilities and shareholders’ equity	$1,445,642	$1,453,671	$1,447,608	$1,442,347

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CHANGES IN SHAREHOLDERS’ EQUITY

(Dollars in thousands)

(Unaudited)

2026

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE LOSS	TOTAL
Balance at December 31, 2025	$270	$(84,791)	$147,070	$64,112	$(7,349)	$119,312
Net income	0	0	0	1,794	0	1,794
Exercise of stock options and stock option expense	0	0	27	0	0	27
Adjustment for defined benefit pension plan	0	0	0	0	346	346
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(1,039)	(1,039)
Market value adjustment for interest rate hedge	0	0	0	0	64	64
Common stock issued	2	0	705	0	0	707
Common stock cash dividend	0	0	0	(508)	0	(508)
Balance at March 31, 2026	$272	$(84,791)	$147,802	$65,398	$(7,978)	$120,703
Net income	0	0	0	2,738	0	2,738
Adjustment for unrealized gain on available for sale securities	0	0	0	0	137	137
Market value adjustment for interest rate hedge	0	0	0	0	16	16
Common stock cash dividend	0	0	0	(510)	0	(510)
Balance at June 30, 2026	$272	$(84,791)	$147,802	$67,626	$(7,825)	$123,084
Net income	0	0	0	3,100	0	3,100
Exercise of stock options and stock option expense	0	0	90	0	0	90
Adjustment for defined benefit pension plan	0	0	0	0	2,534	2,534
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(6,288)	(6,288)
Market value adjustment for interest rate hedge	0	0	0	0	10	10
Common stock cash dividend	0	0	0	(507)	0	(507)
Balance at September 30, 2026	$272	$(84,791)	$147,892	$70,219	$(11,569)	$122,023

2025

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE LOSS	TOTAL
Balance at December 31, 2024	$268	$(84,791)	$146,372	$60,482	$(15,083)	$107,248
Net income	0	0	0	1,908	0	1,908
Adjustment for unrealized gain on available for sale securities	0	0	0	0	2,124	2,124
Market value adjustment for interest rate hedge	0	0	0	0	(25)	(25)
Common stock cash dividend	0	0	0	(496)	0	(496)
Balance at March 31, 2025	$268	$(84,791)	$146,372	$61,894	$(12,984)	$110,759
Net loss	0	0	0	(282)	0	(282)
Adjustment for unrealized gain on available for sale securities	0	0	0	0	901	901
Market value adjustment for interest rate hedge	0	0	0	0	38	38
Common stock cash dividend	0	0	0	(495)	0	(495)
Balance at June 30, 2025	$268	$(84,791)	$146,372	$61,117	$(12,045)	$110,921
Net income	0	0	0	2,544	0	2,544
Adjustment for unrealized gain on available for sale securities	0	0	0	0	1,610	1,610
Market value adjustment for interest rate hedge	0	0	0	0	(5)	(5)
Common stock cash dividend	0	0	0	(495)	0	(495)
Balance at September 30, 2025	$268	$(84,791)	$146,372	$63,166	$(10,440)	$114,575
Net income	0	0	0	1,442	0	1,442
Exercise of stock options and stock option expense	0	0	9	0	0	9
Common stock issuable	2	0	689	0	0	691
Adjustment for defined benefit pension plan	0	0	0	0	2,215	2,215
Adjustment for unrealized gain on available for sale securities	0	0	0	0	843	843
Market value adjustment for interest rate hedge	0	0	0	0	33	33
Common stock cash dividend	0	0	0	(496)	0	(496)
Balance at December 31, 2025	$270	$(84,791)	$147,070	$64,112	$(7,349)	$119,312

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO, AND TANGIBLE BOOK VALUE PER SHARE

(Dollars in thousands, except share, per share, and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (GAAP).  These non-GAAP financial measures are "return on average tangible common equity", "tangible common equity ratio", and "tangible book value per share".  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  These non-GAAP measures are used by management in their analysis of the Company's performance or, management believes, facilitate an understanding of the Company's performance.  We also believe that presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results.  We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends.

2026

	1QTR	2QTR	3QTR	YEAR TO DATE
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,794	$2,738	$3,100	$7,632

Average shareholders’ equity	120,676	120,362	122,101	121,052
Less: Average intangible assets	13,664	13,659	13,655	13,659
Average tangible common equity	107,012	106,703	108,446	107,393

Return on average tangible common equity (annualized)	6.80%	10.29%	11.34%	9.50%

	1QTR	2QTR	3QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$120,703	$123,084	$122,023
Less: Intangible assets	13,662	13,658	13,654
Tangible common equity	107,041	109,426	108,369

TANGIBLE ASSETS
Total assets	1,472,654	1,462,143	1,447,826
Less: Intangible assets	13,662	13,658	13,654
Tangible assets	1,458,992	1,448,485	1,434,172

Tangible common equity ratio	7.34%	7.55%	7.56%

Total shares outstanding	16,964,267	16,964,267	16,989,267

Tangible book value per share	$6.31	$6.45	$6.38

2025

	1QTR	2QTR	3QTR	YEAR TO DATE
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,908	$(282)	$2,544	$4,170

Average shareholders’ equity	108,706	110,939	111,470	110,382
Less: Average intangible assets	13,684	13,679	13,674	13,679
Average tangible common equity	95,022	97,260	97,796	96,703

Return on average tangible common equity (annualized)	8.14%	(1.16)%	10.32%	5.77%

	1QTR	2QTR	3QTR	4QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$110,759	$110,921	$114,575	$119,312
Less: Intangible assets	13,682	13,677	13,672	13,667
Tangible common equity	97,077	97,244	100,903	105,645

TANGIBLE ASSETS
Total assets	1,431,524	1,448,733	1,461,494	1,453,813
Less: Intangible assets	13,682	13,677	13,672	13,667
Tangible assets	1,417,842	1,435,056	1,447,822	1,440,146

Tangible common equity ratio	6.85%	6.78%	6.97%	7.34%

Total shares outstanding	16,519,267	16,519,267	16,519,267	16,522,267

Tangible book value per share	$5.88	$5.89	$6.11	$6.39